UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2005

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

P. O. Box 7997, Shawnee Mission, Kansas 66207-0997

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Proposed Acquisition of US Unwired Inc.

On July 10, 2005, Sprint Corporation, US Unwired Inc. and UK Acquisition Corp., a wholly owned subsidiary of Sprint, entered into a merger agreement, pursuant to which Sprint agreed to acquire US Unwired for approximately $1.3 billion.

Under the terms of the merger agreement, Sprint will commence a cash tender offer to acquire all of US Unwired’s outstanding common stock at a price of $6.25 per share. Following completion of the tender offer, any remaining shares of US Unwired will be acquired in a cash merger at the same price. Sprint will also acquire US Unwired’s net debt, which was approximately $266 million as of March 31, 2005, in connection with the transaction. Upon completion of the merger, US Unwired will become a wholly owned subsidiary of Sprint.

As part of the merger agreement, Sprint and US Unwired will seek an immediate stay of litigation pending in U.S. District Court in Lake Charles, La., including US Unwired’s request for an injunction to block the merger of Sprint and Nextel Communications, Inc., with a final resolution to become effective upon the closing of the acquisition.

The board of directors of US Unwired unanimously approved the merger agreement, the offer and the merger and has unanimously (1) resolved to recommend acceptance of the merger to US Unwired’s shareholders, (2) resolved to recommend that US Unwired’s shareholders accept the offer and tender their shares pursuant to the offer and (3) determined that the consideration to be paid in the offer and the merger is fair to US Unwired’s shareholders and to recommend that US Unwired’s shareholders approve the merger, the merger agreement and the transactions contemplated by the merger agreement.

The merger with US Unwired is expected to close in the third quarter of 2005 and is subject to regulatory approvals, as well as other customary closing conditions. The merger agreement contains certain termination rights for each of Sprint and US Unwired and further provides that, upon termination of the merger agreement under specified circumstances, US Unwired may be required to pay Sprint a termination fee of $35 million as liquidated damages to reimburse Sprint for its time, expense and related costs.

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On July 10, 2005, Sprint entered into a shareholders agreement with William L. Henning, William L. Henning, Jr., John A. Henning, Sr., Thomas G. Henning, Lena B. Henning, John A. Henning Exempt Class Trust No. 1, William L. Henning, Jr. Exempt Class Trust No. 1, Thomas G. Henning Exempt Class Trust No. 1, Cameron Communications, L.L.C. and The 1818 Fund III, L.P., who collectively beneficially own or have the power to vote approximately 27.3% of the outstanding shares of US Unwired common stock. Pursuant to the shareholders agreement, the shareholders agreed to tender their shares of US Unwired common stock pursuant to the offer and vote their shares of US Unwired common stock in favor of the merger, subject to the terms and conditions in the merger agreement.

The foregoing description of the shareholders agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed transactions by various regulatory agencies, and any conditions imposed on the companies in connection with consummation of the transactions described herein; the number of shares tendered by shareholders of US Unwired; approval of the merger between Sprint and US Unwired by the shareholders of US Unwired; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in Sprint’s and US Unwired’s respective reports filed with the SEC, including each company’s annual report on Form 10-K for the year ended December 31, 2004, as amended, and their respective quarterly reports on Form 10-Q for the quarterly period ended March 31, 2005. This document speaks only as of its date, and Sprint disclaims any duty to update the information herein.

Press Release

On July 11, 2005, Sprint and US Unwired issued a press release announcing that their boards of directors have unanimously approved a definitive agreement for Sprint to purchase US Unwired for approximately $1.3 billion, as discussed above. A copy of the press release is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Fact Sheet

On July 11, 2005, Sprint made publicly available a fact sheet relating to Sprint, US Unwired and the acquisition. A copy of the fact sheet is filed as Exhibit 99.4 hereto and incorporated herein by reference.

Sprint PCS Affiliates

Through its relationship with independent PCS affiliates, Sprint has expanded its wireless footprint into certain areas of the United States. These Sprint affiliates currently serve more than 3.4 million subscribers. As previously disclosed, Sprint is subject to exclusivity and other provisions under its arrangements with the Sprint PCS Affiliates. Sprint has been engaged in discussions with various Sprint PCS Affiliates in addition to US Unwired regarding possible amendments to those affiliates’ commercial arrangements with Sprint and other possible resolutions to Sprint’s relationship with Sprint PCS Affiliates in light of the pending Sprint Nextel merger. These discussions are ongoing, and there can be no assurance that any agreements will be reached with any Sprint PCS Affiliates or, if reached, of the timing or nature of any such agreements. No further disclosure will be made by Sprint unless and until definitive agreements are reached.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Number	Exhibit
99.1	Agreement and Plan of Merger, dated as of July 10, 2005, by and among Sprint Corporation, UK Acquisition Corp. and US Unwired Inc.

99.2	Shareholders Agreement, dated as of July 10, 2005, by and among Sprint Corporation, William L. Henning, William L. Henning, Jr., John A. Henning, Sr., Thomas G. Henning, Lena B. Henning, John A. Henning Exempt Class Trust No. 1, William L. Henning, Jr. Exempt Class Trust No. 1, Thomas G. Henning Exempt Class Trust No. 1, Cameron Communications, L.L.C. and The 1818 Fund III, L.P.

99.3	Press release dated July 11, 2005.

99.4	Fact sheet dated July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT CORPORATION

Date: July 11, 2005	By:	/s/ Michael T. Hyde
Michael T. Hyde
Assistant Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Agreement and Plan of Merger, dated as of July 10, 2005, by and among Sprint Corporation, UK Acquisition Corp. and US Unwired Inc.

99.2	Shareholders Agreement, dated as of July 10, 2005, by and among Sprint Corporation, William L. Henning, William L. Henning, Jr., John A. Henning, Sr., Thomas G. Henning, Lena B. Henning, John A. Henning Exempt Class Trust No. 1, William L. Henning, Jr. Exempt Class Trust No. 1, Thomas G. Henning Exempt Class Trust No. 1, Cameron Communications, L.L.C. and The 1818 Fund III, L.P.

99.3	Press release dated July 11, 2005.

99.4	Fact sheet dated July 11, 2005.